Exhibit 21.1
                                                                    ------------

Subsidiaries  of  LocatePLUS  Holdings  Corporation.
----------------------------------------------------

LocatePLUS  Corporation,  is  presently  located  in  Beverly,  Massachusetts

Worldwide  Information,  Inc.,  is  presently  located in Byfield, Massachusetts

Dataphant,  Inc.,  is  located  in  Austin,  Texas

Certifion Corporation, (which does business under the name "Entersect"), is Located in Santa Ana, California

Metrigenics  Corporation  is  located  in  Rochester,  New  York